Exhibit 99.2

Financial Contact:	Media Contact:
Josh Hirsberg	David Strow
(702) 792-7234	(702) 792-7386
joshhirsberg@boydgaming.com	davidstrow@boydgaming.com

BOYD GAMING ANNOUNCES TEMPORARY CLOSURES OF

PROPERTIES IN LOUISIANA, MISSISSIPPI

LAS VEGAS — MARCH 16, 2020 —Boyd Gaming Corporation (NYSE: BYD) announced that all of the Company’s properties in Louisiana and Mississippi will close to the public later today, in compliance with orders from state gaming regulators.  All casinos in Louisiana and Mississippi have been ordered to temporarily close as a precautionary measure to prevent the spread of COVID-19.

In compliance with orders received from the Louisiana Gaming Control Board earlier today, five Boyd Gaming properties will temporarily close to the public by midnight: Amelia Belle Casino, Delta Downs Racetrack Casino Hotel, Evangeline Downs Racetrack Casino Hotel, Sam’s Town Shreveport and Treasure Chest Casino. The Board’s order requires all casinos in the state of Louisiana to remain closed through Monday, March 30.

Separately, the Company will close IP Casino Resort and Sam’s Town Tunica by midnight tonight, in compliance with orders from the Mississippi Gaming Commission.  The Commission did not provide an estimated re-opening date in its order.

There have been no reported cases of COVID-19 at any Boyd Gaming property. All closures are due solely to state mandates aimed at preventing the spread of disease.

The safety and well-being of our team members and customers is our utmost priority.  The Company has implemented comprehensive social distancing measures across its operations, including mandating additional space between customers on the Company’s gaming floors and restaurants.  The Company is also closing certain amenities as necessary to enforce these social distancing protocols.

Additionally, since February, Boyd Gaming has been following stringent CDC-recommended protocols at its properties nationwide, including frequent handwashing by team members, increased placement of hand sanitizers and increased sanitation of frequently touched surfaces.  The Company has been advising all team members who are experiencing flu-like symptoms to go home immediately and contact their health care professional.

The Company is continuing to monitor developments related to COVID-19 and reinforcing our policies as necessary.  For additional information on Boyd Gaming’s efforts, visit: https://www.boydgaming.com/news/coronavirus

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future.  These forward looking statements can often be identified by their use of words such as “will”, “might”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “would”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “pursue”, “should”, “may” and “assume”, or the negative thereof, as well as variations of such words and similar expressions referring to the future, and may include (without limitation) statements regarding COVID-19, the length of time Amelia Belle, Belterra Park, Belterra Resort, Blue Chip, Delta Downs, Evangeline Downs, Par-A-Dice, Sam’s Town Shreveport, Sam’s Town Tunica, Treasure Chest and Valley Forge will be required to remain closed, and whether the Company will be required to close other properties.    Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement.  Factors that could cause actual results to differ include (without limitation) the ongoing uncertainty about COVID-19, its duration and impact, the closure and length of closure of our properties, negative perceptions of visiting properties that have large groups of people, and the cost to comply with any mandated health requirements associated with the virus. Additional factors are discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in the Company’s other current and periodic reports filed from time to time with the Securities and Exchange Commission.  All forward-looking statements in this document are made based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming

Founded in 1975, Boyd Gaming Corporation (NYSE: BYD) is a leading geographically diversified operator of 29 gaming entertainment properties in 10 states.  The Company currently operates 1.77 million square feet of casino space, more than 38,000 gaming machines, over 800 table games, more than 11,000 hotel rooms, and 320 food and beverage outlets.  With one of the most experienced leadership teams in the casino industry, Boyd Gaming prides itself on offering its guests an outstanding entertainment experience, delivered with unwavering attention to customer service.  For additional Company information and press releases, visit www.boydgaming.com.